Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-291645, 333-287268, 333-286528, 333-284742, 333-276989, 333-275830, 333-266543, 333-264779, 333-228905, 333-215937, and 333-205918 on Form S-8 of our reports dated August 17, 2026, relating to the financial statements of Lumentum Holdings Inc., and the effectiveness of Lumentum Holdings Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 27, 2026.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 17, 2026